Exhibit 99.1
MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(UNAUDITED)

	2013				2012						2011
Net Sales	1Q	2Q	3Q	Nine Months Ended 9/30/13	1Q	2Q	3Q	Nine Months Ended 9/30/12	4Q	Total Year	Total Year
Reportable Segments as Previously Reported:
Asia/Latin America	$755.3	$757.4	$768.0	$2,280.7	$707.3	$702.0	$646.7	$2,056.0	$663.5	$2,719.5	$2,447.2
North America/Europe	282.6	297.9	278.8	859.3	279.3	310.3	274.6	864.2	317.6	1,181.8	1,229.8
Corporate & Others	—	—	—	—	—	—	—	—	—	—	—
Total	$1,037.9	$1,055.3	$1,046.8	$3,140.0	$986.6	$1,012.3	$921.3	$2,920.2	$981.1	$3,901.3	$3,677.0

New Reportable Segments:
Asia	$554.2	$534.2	$546.7	$1,635.1	$548.5	$513.7	$447.4	$1,509.6	$457.4	$1,967.0	$1,827.8
Latin America	201.1	223.2	221.3	645.6	158.8	188.3	199.3	546.4	206.1	752.5	619.4
North America/Europe	282.6	297.9	278.8	859.3	279.3	310.3	274.6	864.2	317.6	1,181.8	1,229.8
Corporate & Others	—	—	—	—	—	—	—	—	—	—	—
Total	$1,037.9	$1,055.3	$1,046.8	$3,140.0	$986.6	$1,012.3	$921.3	$2,920.2	$981.1	$3,901.3	$3,677.0

	2013				2012						2011
Earnings Before Interest and Income Taxes (EBIT)	1Q	2Q	3Q	Nine Months Ended 9/30/13	1Q	2Q	3Q	Nine Months Ended 9/30/12	4Q	Total Year	Total Year
Reportable Segments as Previously Reported:
Asia/Latin America	$268.4	$239.6	$262.0	$770.0	$280.9	$239.9	$193.1	$713.9	$187.4	$901.3	$811.6
North America/Europe	51.3	73.4	63.0	187.7	31.8	72.2	53.2	157.2	88.9	246.1	308.4
Corporate & Others	(70.6)	(81.4)	(86.3)	(238.3)	(63.9)	(63.8)	(63.1)	(190.8)	(86.6)	(277.4)	(345.9)
Total	$249.1	$231.6	$238.7	$719.4	$248.8	$248.3	$183.2	$680.3	$189.7	$870.0	$774.1

New Reportable Segments:
Asia	$221.4	$192.0	$199.5	$612.9	$242.2	$202.7	$146.3	$591.2	$134.1	$725.3	$672.5
Latin America	47.0	47.6	62.5	157.1	38.7	37.2	46.8	122.7	53.3	176.0	139.1
North America/Europe	51.3	73.4	63.0	187.7	31.8	72.2	53.2	157.2	88.9	246.1	308.4
Corporate & Others	(70.6)	(81.4)	(86.3)	(238.3)	(63.9)	(63.8)	(63.1)	(190.8)	(86.6)	(277.4)	(345.9)
Total	$249.1	$231.6	$238.7	$719.4	$248.8	$248.3	$183.2	$680.3	$189.7	$870.0	$774.1